UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
XO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

XO HOLDINGS, INC.
11111 SUNSET HILLS ROAD
RESTON, VIRGINIA 20190
June 2, 2006
To the Stockholders of XO Holdings, Inc.:
      You are cordially invited to attend the annual meeting of stockholders of XO Holdings, Inc. (the “Company” or “XO Holdings”) to be held on June 21, 2006, at 1:00 p.m., local time, at the Park Central Hotel at 870 Seventh Avenue (at 56th Street), New York, NY 10019. As described in the accompanying Notice of Annual Meeting and Proxy Statement, at the annual meeting, you will be asked to consider and vote upon the election of eight (8) directors to hold office until the 2007 annual meeting of stockholders of the Company and/or until their respective successors are duly elected and qualified. In addition to the matters to be acted upon, the Company will report on XO Holdings’ operations and financial results, provide XO Holdings’ perspective on recent regulatory and industry trends and respond to any questions you may have.
      The Company’s board of directors (the “Board”) recommends that, at the annual meeting, you vote “FOR” the eight (8) nominees for director.
      Your vote is very important. Whether or not you plan to attend the annual meeting, we urge you to vote your shares and submit your proxy card in the enclosed postage pre-paid envelope. If you attend the annual meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
      Enclosed with this letter are (i) a Notice of Annual Meeting of Stockholders, (ii) a Proxy Statement, (iii) a proxy card and (iv) a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. If you have any questions concerning these documents, please feel free to contact our Investor Relations Department at (703) 547-2000. The Proxy Statement is provided by the Board in connection with the furnishing of proxies for use at the annual meeting and at any adjournments or postponements of the annual meeting. The Proxy Statement provides you with detailed information about the nominees for directors of the Company. You may obtain additional information about the Company from documents filed with the United States Securities and Exchange Commission.

Sincerely,

Carl J. Grivner
President & Chief Executive Officer
      This proxy statement is dated June 2, 2006, and is first being mailed to stockholders of the Company on or about June 5, 2006.

XO HOLDINGS, INC.
11111 SUNSET HILLS ROAD
RESTON, VIRGINIA 20190
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 21, 2006
      NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of XO Holdings, Inc. (the “Company” or “XO Holdings”), a Delaware corporation, will be held at the Park Central Hotel at 870 Seventh Avenue (at 56th Street), New York, NY 10019 on June 21, 2006 at 1:00 p.m. (local time) to consider and vote upon the election of eight (8) directors to hold office until the 2007 annual meeting of stockholders of the Company and/or until their respective successors are duly elected and qualified.
      Accompanying this Notice of Annual Meeting of Stockholders are (i) a Proxy Statement, (ii) a proxy card and (iii) a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Your attention is directed to the accompanying Proxy Statement for more complete information regarding the nominees for director. At the annual meeting we will also transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
      Only stockholders of record at the close of business (5:00 p.m., Eastern Time) on May 22, 2006 (the “Record Date”) are entitled to notice of and to vote at the annual meeting or at any adjournment or postponement thereof. Under the Company’s Certificate of Incorporation, subject to applicable law, the holders of the Company’s preferred stock vote together with the holders of the Company’s common stock on all matters submitted to a vote of the holders of common stock. At the close of business on the Record Date, the Company had 181,933,035 shares of common stock and 4,000,000 million shares of preferred stock outstanding (which preferred stock was then convertible into 47,784,891 shares of common stock), representing a total of 229,717,926 common stock votes on such date. Accordingly, holders of the outstanding capital stock of the Company representing 114,858,964 common stock votes if present at the annual meeting in person or by proxy, will constitute a quorum for the purposes of transacting business at the annual meeting.
      The Board extends a cordial invitation to all stockholders of XO Holdings to be present at and participate in the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote your shares and submit your proxy card in the enclosed postage pre-paid envelope. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
      This notice and the accompanying Proxy Statement, proxy card and Annual Report on Form 10-K are expected to be first mailed to Company stockholders on or about June 5, 2006.

By Order of the Board of Directors,

Simone Wu
Vice President, Acting General Counsel
Reston, Virginia
June 2, 2006
      TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

i

REFERENCE TO ADDITIONAL INFORMATION
      This proxy statement refers to important business and financial information about XO Holdings, Inc. (which we refer to as the Company or XO Holdings) from documents that are not included in or delivered with this proxy statement. You can obtain documents related to the Company that are referred to in this proxy statement, without charge, by requesting them in writing or by telephone from the Company.
XO Holdings, Inc.
11111 Sunset Hills Road
Reston, Virginia 20190
Attention: General Counsel
(703) 547-2000
      Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents.
      In order to receive timely delivery of requested documents in advance of the annual meeting, you should make your request no later than June 15, 2006.
      For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.
      See “Where You Can Find More Information” beginning on (page 25).
ABOUT THE RESTRUCTURING MERGER
      This is the proxy statement of XO Holdings, which became the holding company for XO Communications, Inc. (or XO Inc.) and its subsidiaries on February 28, 2006 pursuant to the merger (or the Restructuring Merger) of XO Inc. with and into XO Communications, LLC (or XO LLC). Immediately prior to the Restructuring Merger, XO Holdings was a wholly-owned subsidiary of XO Inc. and the sole member of XO LLC. At the effective time of the Restructuring Merger, XO Holdings became a successor issuer of XO Inc. pursuant to Rule 12(g)-3 under the Securities Exchange Act of 1934, as amended (or the Exchange Act). XO Holdings’ common stock, par value $0.01 per share (or the Company common stock), is listed on the NASDAQ Over the Counter Bulletin Board under the symbol “XOHO.OB”.
      In the Restructuring Merger, each outstanding share of common stock and 6% Class A Convertible Preferred Stock of XO Inc., and each option and warrant to acquire such shares, was converted into corresponding shares of common stock and 6% Class A Convertible Preferred Stock (or the preferred stock), and corresponding options and warrants, of XO Holdings. The Restructuring Merger was consummated without stockholder approval pursuant to Section 251(g) of the Delaware General Corporation Law (or the DGCL).

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q1:	What is the date, time and place of the annual meeting?

A1:	The annual meeting of stockholders of XO Holdings will be held at the Park Central Hotel at 870 Seventh Avenue (at 56th Street), New York, NY 10019 on June 21, 2006 at 1:00 p.m. (local time).

Q2:	What am I being asked to vote on?

A2:	You are being asked to consider and vote upon the election of eight (8) directors to hold office until the 2007 annual meeting of stockholders of the Company and/or until their respective successors have been duly elected and qualified.

Q3:	How does our board of directors (or the Board) recommend that I vote?

A3:	Our Board recommends that you vote “FOR” each nominee for director described in this proxy statement.

Q4:	What vote of our stockholders is required to approve the proposal?

A4:	Assuming that a quorum is present at the meeting, the eight (8) nominees for director who receive the greatest number of affirmative votes cast in the election of directors will be elected by the stockholders of XO Holdings.

Q5:	What do I need to do now?

A5:	After carefully reading and considering the information contained in this proxy statement, please fill out and sign the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be represented and voted at the annual meeting. Your card card will instruct the persons named on the card to vote your shares at the annual meeting as you direct on the card. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” each nominee for director described in this proxy statement. You may also grant your proxy by telephone or vote in person at the annual meeting.

Q6:	May I change my vote after I have mailed a signed proxy card?

A6:	You may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of four ways. First, you can send a written notice stating that you want to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to:
Ms. Simone Wu
Secretary
XO Holdings, Inc.
11111 Sunset Hills Road
Reston, VA 20190
Third, you can submit a proxy by telephone at a later time. Fourth, you can attend the annual meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q7:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A7:	Your broker will generally not have the discretion to vote your shares without your instructions. You should instruct your broker to vote your shares, following the directions your broker provides. Failure to instruct your broker to vote your shares will result in a “broker non-vote.”“Broker non-votes” will cause your shares to be excluded from consideration in the vote taken to elect directors, whose election depends on receiving the greatest number of affirmative votes cast at the annual meeting.

Q8:	Who can help answer my questions?

A8:	If you have any questions about the proposals contained in this proxy statement or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:
Investor Relations Department
XO Holdings, Inc.
11111 Sunset Hills Road
Reston, VA 20190
(703) 547-2000

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
      Some of the statements contained or incorporated by reference in this proxy statement, including those relating to the Company’s strategies and other statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “if,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “could,” “should,” “will” and expressions of similar import, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act). These statements are not historical facts but instead represent only the Company’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include market, credit or counterparty, liquidity, legal and operational uncertainties discussed elsewhere in this proxy statement. You must recognize that actual results may differ from the Company’s expectations. The Company undertakes no duty to update such forward looking statements.
THE ANNUAL MEETING
General; Date; Time and Place
      This proxy statement is being provided by, and the enclosed proxy is solicited by and on behalf of, the Board for use at the annual meeting of XO Holdings’ stockholders (including any adjournment or postponement that may take place).
      The annual meeting is scheduled to be held at the Park Central Hotel at 870 Seventh Avenue (at 56th Street), New York, NY 10019 on June 21, 2006, at 1:00 p.m. (Local Time).
Purpose of the Annual Meeting
      The purpose of the annual meeting is to (i) consider and vote upon the election of eight (8) directors to hold office until the 2007 annual meeting of stockholders of the Company and/or until their respective successors have been duly elected and qualified and (ii) to transact any other business that is properly brought before the annual meeting.
Record Date; Voting Power
      Only holders of shares of Company common stock and the Company’s preferred stock as of the close of business (5:00 p.m., Eastern time) on May 22, 2006, the record date (or the Record Date) set by the Board for determining the Company’s stockholders who are entitled to vote at the annual meeting, will be entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof. Each holder of Company common stock as of the Record Date will be entitled to one vote in respect of each such share of Company common stock. In addition, each holder of the Company’s preferred stock as of the Record Date will be entitled to one vote for each share of Company common stock into which such preferred stock was convertible on the Record Date.
Required Vote; Quorum; Voting of Proxies
      To constitute a quorum for the transaction of business at the annual meeting, the presence, in person or by proxy, of the holders of a majority of the voting power represented by the outstanding shares of Company common stock (on an as converted basis) as of the Record Date is required. Under the Company’s Certificate of Incorporation, as amended (which we refer to as the Certificate of Incorporation), subject to applicable law, the holders of the Company’s preferred stock (on an as converted basis) vote together with the holders of Company common stock on all matters submitted to a vote of the holders of Company common stock.
      On the Record Date, the Company had 181,933,035 shares of common stock and 4,000,000 shares of preferred stock outstanding, which together represented 229,717,926 common stock votes on such date. Accordingly, holders of the outstanding capital stock of the Company representing 114,858,964 common stock votes, if present at the annual meeting in person or by proxy, will constitute a quorum for the purposes of transacting business at the annual meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting the Company expects to adjourn or postpone the meeting to solicit additional proxies.
      At the annual meeting, each holder of Company common stock as of the Record Date will be entitled to one vote in respect of each such share of Company common stock. In addition, each holder of the Company’s preferred stock as of the Record Date will be entitled to one vote for each share of Company common stock into which such preferred stock was convertible on the Record Date. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees for director or other proposals.
      Under Delaware law and our Bylaws, if a quorum is present, the eight (8) nominees for director who receive the greatest number of affirmative votes cast in the election of directors will be elected by the stockholders of XO Holdings. Except as otherwise required by Delaware law, if a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions constitute at least a majority of the votes cast.
      Each share of capital stock of the Company represented by a properly executed proxy that is received by the Company in time to be voted at the annual meeting and not revoked will be voted in accordance with the instructions indicated on such proxy and, if no instructions are indicated, will be voted “FOR” the election of the eight (8) nominees for director described in this proxy statement. Proxies and ballots returned by mail will be received and tabulated by American Stock Transfer & Trust Company, our transfer agent, and votes cast at the annual meeting will be tabulated by a representative of American Stock Transfer & Trust Company, as the inspector of elections for the annual meeting.
      Brokers holding shares of capital stock of the Company as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Accordingly, the failure to provide voting instructions to your broker will cause your shares to be excluded from consideration of any vote taken with respect to the nominees for director.
      As of the Record Date, entities controlled by Mr. Carl C. Icahn, the Chairman of the Board, owned shares of Company common stock and preferred stock representing (assuming the conversion of such preferred stock into Company common stock) approximately 50.8% of the combined voting power of the Company common stock and preferred stock. As a result, Mr. Icahn owns sufficient shares of the Company’s common stock and preferred stock to assure the presence of a quorum for the conduct of the annual meeting and to assure the approval and adoption of the proposals in connection with which this proxy and the related materials are being delivered.
Voting by the Company’s Directors and Executive Officers
      At the close of business on the Record Date, the Company’s directors and executive officers and their affiliates owned, in the aggregate, shares of Company common stock and preferred stock representing (assuming the conversion of such preferred stock into Company common stock) approximately 50.8% of the combined voting power of the Company common stock and preferred stock. The Company’s directors and executive officers have indicated that they intend to vote the shares of Company common stock and preferred stock that they own “FOR” the election of the eight (8) nominees for director described in this proxy statement.

How to Vote
      A stockholder may vote in person at the annual meeting or by proxy without attending the annual meeting. To vote by proxy, a stockholder must either:

•	submit a proxy by telephone; or

•	complete the enclosed proxy card, sign and date it and return it in the enclosed postage prepaid envelope.
      The enclosed proxy card sets forth instructions for submitting a proxy by the telephone. The Board requests that stockholders sign and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States. If you have questions or requests for assistance in completing and submitting proxy cards, please contact:

Investor Relations Department
XO Holdings, Inc.
11111 Sunset Hills Road
Reston, VA 20190
(703) 547-2000
Revocation of Proxy
      All properly executed proxies that are not revoked will be voted at the annual meeting as instructed on those proxies. Proxies containing no instructions will be voted “FOR” the election of the eight (8) nominees for director described in this proxy statement. A stockholder who executes and returns a proxy may revoke it at any time before it is voted. A proxy may be revoked by either:

•	giving written notice of revocation;

•	executing and returning a new proxy bearing a later date;

•	submitting a proxy by telephone at a later date; or

•	attending the annual meeting and voting in person.
      Revocation of a proxy by written notice or execution of a new proxy bearing a later date should be submitted to Ms. Simone Wu, Secretary, XO Holdings, Inc., 11111 Sunset Hills Road, Reston, Virginia 20190, or by attending the annual meeting and voting in person. If you appear in person at the annual meeting, you must vote in order to revoke your proxy.
Adjournments
      The annual meeting may be adjourned for the purpose of soliciting additional proxies in favor of the election of the nominees for director described in this proxy statement. Any adjournment of the annual meeting may be made without notice, other than by an announcement made at the annual meeting, by approval of the holders of a majority of the Company common stock (on an as converted basis) present in person or by proxy at the annual meeting, whether or not a quorum exists. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use.
Expenses of Solicitation
      XO Holdings will bear the costs of soliciting proxies from its stockholders and the costs of filing, printing and mailing this proxy statement, the Notice of Annual Meeting, the proxy card, the Annual Report on Form 10-K and the return envelope, as well as the cost of handling and tabulating the number of proxies received. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and the Company may reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.
Miscellaneous
      It is not expected that any matter not referred to herein will be presented for action at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting, including (except as stated in the following sentence) postponement or adjournment for the purpose of soliciting votes. However, shares represented by proxies that have been voted “AGAINST” the election of the nominees for director described in this proxy statement will not be used to vote “FOR” postponement or adjournment of the annual meeting to allow additional time to solicit additional votes “FOR” the election of such nominees.

PROPOSAL: ELECTION OF DIRECTORS
      XO Holdings’ Bylaws provide that the number of members of the Board may be fixed by resolution of the Board. The Board has determined that the Board shall be comprised of eight (8) members until the Board determines to expand or reduce its membership. The Board of Directors has nominated Messrs. Carl C. Icahn, Adam Dell, Carl J. Grivner, Vincent J. Intrieri, Keith Meister, Robert Knauss, Fredrik Gradin and Jon F. Weber to serve until the 2007 annual meeting of stockholders of the Company and/or until their respective successors have been duly elected and qualified.
      The shares of Company common stock (on an as converted basis) represented by properly executed proxies will be voted in accordance with the instructions contained in the proxy or, if no instructions are given, for each of the nominees. All nominees have consented to be named and to serve, if elected. If any nominee is unable to serve (which management has no reason to expect), the individuals named in the proxy intend to vote for the balance of those named and for a substitute nominee, if management recommends a vote for the substitute nominee.
      Below is a table that sets forth the names, ages, and position with XO Holdings of each of the nominees. In addition, below the table is additional biographical information with respect to each of the nominees. There are no family relationships among any of the nominees or executive officers of XO Holdings, and none of the directors or nominees is a member or partner of any investment bank or law firm that provided services to XO Holdings since its formation on October 25, 2005 nor its predecessor, XO Inc., since January 1, 2004. None of the directors, executive officers, director nominees, any of their family members, entities in which they are executive officers, partners or ten percent (10%) beneficial owners, or trusts or estates in which they have beneficial interests, were indebted to the Company this past fiscal year.

Name	Age	Position

Carl C. Icahn(1)	70	Chairman of the Board of Directors
Carl J. Grivner	52	Chief Executive Officer, President and Director
Adam Dell(2)(4)	36	Director
Vincent J. Intrieri(3)	49	Director
Jon F. Weber	47	Director
Keith Meister(1)(3)	33	Director
Robert Knauss(1)(2)(4)	74	Director
Fredrik Gradin(2)(4)	43	Director

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Special Committee
      Carl C. Icahn. Upon the consummation of the Restructuring Merger in February 2006, Mr. Icahn became a director and Chairman of the Board of XO Holdings. From January 2003 until February 2006, Mr. Icahn served as Chairman of the Board and a director of XO Inc. Mr. Icahn has served as a director of CCI Onshore Corp. and CCI Offshore Corp. since February 2005, and from September 2004 to February 2005, Mr. Icahn served as the sole member of their predecessors, CCI Onshore LLC and CCI Offshore LLC, respectively. In addition, Mr. Icahn has served as Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”), a privately-held holding company, and Chairman of the Board and a director of various subsidiaries of Starfire, since 1984. Since 1994, Mr. Icahn has been a principal beneficial stockholder, the Chairman of the Board and a Director of American Railcar Industries, Inc. (or ARI), which is primarily engaged in the business of manufacturing covered hopper and tank railcars. Mr. Icahn was also chairman of the board of directors and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Since November 1990, Mr. Icahn has been

Chairman of the Board of American Property Investors, Inc. (or API), the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business, the casino entertainment business and the textile business. Mr. Icahn has been a director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. From October 1998 through May 2004, Mr. Icahn was the President and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. In May 2005, Mr. Icahn became a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment. Mr. Icahn received his B.A. from Princeton University.
      Carl J. Grivner. Mr. Grivner has served as Chief Executive Officer and President of XO Holdings and XO LLC and a director of XO Holdings since their respective formation on October 25, 2005. Mr. Grivner has also served as a member of the Managing Board of XO LLC since the Restructuring Merger. He is a board member and vice chairman of CompTel, the nation’s largest association of facilities-based competitive telecommunications companies. From May 2003 until the consummation of the Restructuring Merger, he served as Chief Executive Officer, President and a director XO Inc. From May 1, 2003 to May 15, 2003, he served as a member of the Office of the Chairman of the Board of XO Inc. From February 2002 to April 2003, Mr. Grivner was Chief Operating Officer of Global Crossing, Ltd. From June 2000 to February 2002, he was Executive Vice President, Operations of Global Crossing. On January 28, 2002, Global Crossing and certain of its subsidiaries filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From July 1999 to April 2000, Mr. Grivner was Chief Executive Officer of Worldport Communications, Inc. From July 1998 to July 1999, he was Chief Executive Officer, Western Hemisphere of Cable & Wireless plc. Mr. Grivner received a B.A. from Lycoming College and served in the United States Marine Corps from 1975-1978.
      Jon F. Weber. Mr. Weber has served as a director of XO Holdings since the consummation of the Restructuring Merger in February 2006. Previously, he had served as a director of XO Inc. from May 2005 until such consummation. Since August 2005, Mr. Weber has served as a director of ARI, a company, of which Mr. Icahn is a principal beneficial stockholder, that is primarily engaged in the business of manufacturing covered hopper and tank railcars. Since April 2005, Mr. Weber has served as the President of, the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business, the casino entertainment business and the textile business. Since May 2003, Mr. Weber has been a Director of Viskase Companies, Inc., a publicly owned producer of cellulosic and plastic casings used in preparing and packaging processed meat products, in which Mr. Icahn has an interest through the ownership of securities, and was the Chief Executive Officer of Viskase Companies, Inc. from May 2003 to October 2004. From March 2003 to April 2005, Mr. Weber served as Chief Executive Officer and, since March 2003, he has served as a director of Philip Services Corporation, a metal recycling and industrial services company affiliated with Mr. Icahn. He served as Chief Financial Officer of venture-backed companies QuantumShift Inc. and Alchemedia Ltd. from October 2001 to July 2002 and November 2000 to October 2001, respectively. From May 1998 to November 2000, Mr. Weber served as Managing Director — Investment Banking for JP Morgan Chase and its predecessor, Chase Manhattan Bank, in São Paulo, Brazil. Mr. Weber received a J.D., cum laude, from Harvard Law School and an M.B.A. and B.S., magna cum laude, from Babson College.
      Adam Dell. Mr. Dell has been a member of XO Holdings’ Board of Directors since the consummation of the Restructuring Merger in February 2006 and, from January 2003 until such time, was a member of XO Inc.’s Board of Directors. Since January 2000, he has served as the Managing General Partner of Impact Venture Partners, a venture capital firm focused on information technology investments. From October 1998 to January 2000, Mr. Dell was a Senior Associate and subsequently a Partner with Crosspoint Venture Partners in Northern California. From July 1997 to August 1998, he was a Senior Associate with Enterprise Partners in Southern California. From January 1996 to June 1997 Mr. Dell was associated with the law firm of Winstead Sechrest & Minick, in Austin, Texas, where he practiced corporate law. Mr. Dell currently serves on the board of directors of the Santa Fe Institute, MessageOne and OpenTable. He also teaches a course at the Columbia Business School on business, technology and innovation and is a contributing columnist to the technology publication, Business 2.0. Mr. Dell received a J.D. from University of Texas and a B.A. from Tulane University.
      Fredrik Gradin. Mr. Gradin has been a member of XO Holdings’ Board of Directors since the consummation of the Restructuring Merger in February 2006. From August 2004 until the Restructuring Merger was completed, he served as a director of XO Inc. Mr. Gradin has been president and chief executive officer of Explorer Group Inc., an investment management company, since its inception in 1998. Prior to founding Explorer Group Inc., Mr. Gradin served as president of Spectron Energy, Inc., a leading energy brokerage company. Mr. Gradin holds a B.A. from Rice University.
      Vincent J. Intrieri. Mr. Intrieri has served as a director of XO Holdings since the consummation of the Restructuring Merger in February 2006. Prior to that, he had served as a director of XO Inc. since January 2003. Mr. Intrieri is a Senior Managing Director of Icahn Partners LP and Icahn Partners Master Fund LP, private investment funds controlled by Mr. Icahn. Since January 2005, Mr. Intrieri has been Senior Managing Director and, from March 2003 to December 2004, Mr. Intrieri was a Managing Director of High River Limited Partnership, which is a company owned and controlled by Mr. Icahn that is primarily engaged in the business of holding and investing in securities. Since April 2005, Mr. Intrieri has been the President and Chief Executive Officer of Philip Services Corporation, a metal recycling and industrial services company affiliated with Mr. Icahn. Since August 2005, Mr. Intrieri has served as a director of ARI, a company, of which Mr. Icahn is a principal beneficial stockholder, that is primarily engaged in the business of manufacturing covered hopper and tank railcars. From March 2005 to December 2005, Mr. Intrieri was a Senior Vice President, the Treasurer and the Secretary of ARI. From 1995 to 1998, Mr. Intrieri served as portfolio manager for distressed investments with Elliott Associates L.P., a New York investment fund. Prior to 1995, Mr. Intrieri was a partner at the Arthur Andersen accounting firm. Mr. Intrieri is a certified public accountant. Mr. Intrieri is Chairman of the Board of Directors and a director of Viskase Companies, Inc., a publicly owned producer of cellulosic and plastic casings used in preparing and packaging processed meat products, in which Mr. Icahn has an interest through the ownership of securities. Mr. Intrieri received a B.S. in Accounting from Pennsylvania State University.
      Robert Knauss. Mr. Knauss has been a member of XO Holdings’ Board of Directors since the consummation of the Restructuring Merger in February 2006 and, from August 2004 until such time, had served as a director of XO Inc. Mr. Knauss currently serves as an independent director on the boards of the NYSE-listed investment funds Equus II, Inc. and The Mexico Fund, Inc. He previously served as chairman of Philip Services Corporation from 1998 to 2000 and from 2002 to 2003 and as a director of Seitel Inc. from June 2002 to July 2004. Mr. Knauss also previously served as the dean of the University of Houston Law Center and Vanderbilt University Law School. Mr. Knauss holds a J.D. from University of Michigan and a B.A. from Harvard College.
      Keith Meister. Mr. Meister has been a director of XO Holdings since the consummation of the Restructuring Merger in February 2006 and was a director of XO Inc. from January 2003 until such consummation. Since June 2002, Mr. Meister has been a Senior Investment Analyst of High River Limited Partnership, a company owned and controlled by Mr. Icahn that is primarily engaged in the business of holding and investing in securities. Mr. Meister is also a Senior Investment Analyst of Icahn Partners LP and Icahn Partners Master Fund LP, private investment funds controlled by Mr. Icahn. He is also a director of Icahn Fund Ltd., which is the feeder fund of Icahn Partners Master Fund LP. Since August 2003, Mr. Meister has served as the Chief Executive Officer of API, which is the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business, the casino entertainment business and the textile business. Mr. Meister served as API’s President from August 2003 to April 2005. From March 2000 through the end of 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic real estate investment partnership. Prior to his work at Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. Mr. Meister also is a director of American Entertainment Properties Corp. and American

Casino & Entertainment Properties Finance Corp., which are gaming companies, and Scientia Corporation, a private health care venture company, all of which are companies controlled by American Real Estate Partners, L.P. In August 2005, Mr. Meister became a director of ARI, a company, of which Mr. Icahn is a principal beneficial stockholder, that is primarily engaged in the business of manufacturing covered hopper and tank railcars. In August 2005, Mr. Meister also became a director of ADVENTRX Pharmaceuticals, Inc., a company in which Mr. Icahn is a beneficial stockholder, that is primarily engaged in biomedical research and development. In addition, in January 2006, Mr. Meister became a director of BKF Capital Group Inc., a publicly traded investment firm. Mr. Meister received his A.B. in Government, cum laude, from Harvard College.
      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE EIGHT (8) NOMINEES TO THE BOARD.

BOARD OF DIRECTORS AND COMMITTEES
      During the year ended December 31, 2005, the Board met ten (10) times. The Executive, Compensation and Audit Committees are the three standing committees of the Board. The Board also has the Special Committee. Each committee of the Board meets as needed to review projects and matters assigned to it by the full Board. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable committee meetings during the year ended December 31, 2005. Stockholders may communicate with the Board and/or the Audit Committee by sending a letter to our Corporate Secretary at our headquarters address, 11111 Sunset Hills Road, Reston, Virginia 20190. All the members of XO Inc.’s Board of Directors attended XO Inc.’s 2005 Annual Meeting of Stockholders.
      Executive Committee. The Executive Committee of XO Inc.’s Board of Directors for fiscal year 2005 consisted of Messrs. Carl Icahn, Robert Knauss and Keith Meister, who also comprise the Executive Committee of the Board. The principal function of the Executive Committee is to execute all the authority and power of the full Board in the management and operation of the Company and to act on behalf of the Board between regular meetings of the Board, except where action is authorized or required to be taken only by the full Board. The Executive Committee did not meet during fiscal year 2005.
      Audit Committee. The Audit Committee of XO Inc.’s Board of Directors for fiscal year 2005 consisted of Messrs. Robert Knauss, Fredrik Gradin and Adam Dell, who also comprise the Audit Committee of the Board. Mr. Knauss serves as the financial expert of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board. The function of the Audit Committee is to, among other things, review the financial statements of the Company, meet, together and separately, with management of the Company and the Company’s independent accountants to discuss the financial statements and general accounting policies of the Company, and review the management letter issued by the independent accountants and the Company’s responses thereto. The Audit Committee met seven (7) times during fiscal year 2005.
      Relationship with Independent Public Accountants. The Company’s independent auditor for fiscal year 2005 was KPMG LLP. Representatives of KPMG are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions. Prior to September 24, 2003, the Company’s independent auditor was Ernst & Young LLP (or Ernst & Young).
      On September 24, 2003, XO Inc. notified its independent auditors, Ernst & Young, that the Audit Committee of its Board of Directors had recommended that it change auditors. On September 30, 2003, the Audit Committee of XO’s Board of Directors appointed KPMG LLP to serve as its new independent auditors for the year ending December 31, 2003. The change was effective immediately. Ernst & Young’s report on XO’s consolidated financial statements as of and for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ending December 31, 2002, there were: (i) no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such year; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
      The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the year ended December 31, 2005 and fees billed for other services during that period by KPMG LLP.

	2005	2004

Audit fees(1)	$2,136,199	$1,939,000
Audit-related fees(2)	100,190	198,000
Tax fees(3)	89,150	125,133
Non-audit, non-tax fees	—	—

TOTAL	$2,325,539	$2,262,133

(1)	Audit fees relate to services that consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditors can reasonably be expected to provide, such as review of documents filed with the Securities and Exchange Commission (or the Commission).

(2)	Audit-related fees relate to services that consisted of consultation with respect to the application of accounting policies and the annual audit of an employee benefit plan.

(3)	Tax fees relate to services that consisted of assistance with matters related to tax compliance and consulting.
      Approval of Independent Auditor Provision of Audit and Non-Audit Services. Consistent with the Commission’s requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee must pre-approve services prior to commencement of the specified service. The requests for pre-approval are submitted to the Audit Committee by the Chief Financial Officer or his designee with a statement as to whether in their view the request is consistent with the Commission’s rules on auditor independence. Consistent with the Audit Committee’s pre-approval policies, all audit-related services, tax services and other services, including 100% of the fees relating thereto, are pre-approved by the Audit Committee.
      As required under applicable federal securities laws, our independent accountants for the current fiscal year are appointed by our Audit Committee.
      Compensation Committee. The Compensation Committee of XO Inc.’s Board of Directors for fiscal year 2005 consisted of Messrs. Vincent Intrieri and Keith Meister, who also comprise the Compensation Committee of the Board. The purpose of the Compensation Committee is to review and approve the compensation policies and arrangements of the Company and its subsidiaries, as well as to administer the Company’s stock option plans. The Compensation Committee met three (3) times during fiscal year 2005.
      Compensation Committee Interlocks and Insider Participation. From March 2005 to December 2005, Mr. Intrieri was a senior vice president, treasurer and secretary of ARI, a company of which Mr. Icahn is the chairman of the board and a director. From August 2003 to April 2005, Mr. Meister was the president, and in 2005 served as chief executive officer, of API, a company of which Mr. Icahn is the chairman of the board. Other than their respective positions with ARI and API, none of the members of the Compensation Committee is an employee of any entity for which an executive officer of the Company serves on the board of directors. (As Chairman of the Board of the Company, Mr. Icahn is an officer of the Company with such duties as may be assigned by the Board. Although no such duties have been assigned to date, other than service on committees of the Board, Mr. Icahn could be deemed to be an executive officer of the Company.) None of the members of the Compensation Committee is or was at any time in the past an officer of the Company. No member of the Compensation Committee has any relationship required to be disclosed under Item 404 of Regulation S-K.
      Director Nominations. The Company does not maintain a standing Nominating Committee, and consequently, has not adopted a charter for the Nominating Committee, nor does it maintain a formal policy with respect to the review of potential nominees to the Board. All of the members of the Board participate in the review of potential nominees to the Board. The Board has determined that, given the small size of the Board and the importance of the director nomination process, the entire Board should participate in the evaluation of potential Board members.
      For the 2005 fiscal year and through the date of this proxy statement, Mr. Icahn, who was the Chairman of XO Inc.’s Board of Directors during such period and is the Chairman of the Board, indirectly beneficially held, and presently holds, a majority of the outstanding Company common stock. As a result, Mr. Icahn can control the election of all of the members of the Board.
      Three of the Company’s directors, Messrs. Knauss, Dell and Gradin are “independent directors” as defined in NASD Rule 4200(a)(15). Each of Messrs. Weber, Intrieri and Meister is employed by or otherwise affiliated with entities controlled by Mr. Icahn, and Mr. Grivner was the President and Chief Executive Officer of XO Inc. until the Restructuring Merger and is the President and Chief Executive Officer of XO Holdings and XO LLC.
Director Fees
      Each director is entitled to reimbursement for out-of-pocket expenses incurred for each meeting of the full Board or a committee of the Board attended. The annual compensation for each of our independent directors, Messrs. Dell, Gradin and Knauss, is $50,000. The 2002 Stock Incentive Plan permits grants and awards to non-employee directors. The Company made no such grants during 2005.
Report of the Audit Committee
      The following report is provided by the Audit Committee whose written charter has been adopted by the Board, a copy of which is attached as Annex A to this proxy statement. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee oversees and monitors the Company’s financial reporting process on behalf of the Board. The Audit Committee, which consisted entirely of three independent directors, met seven (7) times in fiscal year 2005. Messrs. Knauss, Dell and Gradin each individually meet the independence criteria prescribed by applicable law and the rules of the SEC for Audit Committee membership and each is an “independent director” as defined in NASD Rule 4200(a)(15). Mr. Knauss was designated by the Board as the “audit committee financial expert” under applicable Securities and Exchange Commission rules and Mr. Knauss is an “independent director” as defined in NASD Rule 4200(a)(15).
      The Audit Committee completed its review and discussions with management regarding the Company’s audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, and received from the independent accountants written disclosures and the letter regarding their independence required by Independence Standards Board Standard No. 1, as currently in effect, and discussed with the independent accountants their independence.
      Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and updated for the quarter ending March 31 for filing with the Securities and Exchange Commission.

The Audit Committee
Robert L. Knauss, Chairman
Adam Dell
Fredrik C. Gradin
Report of the Compensation Committee on Executive Compensation
      The following report is provided by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board on remuneration of certain executive officers of the Company, including the executive officers named in the Summary Compensation Table set forth in this Proxy Statement (such named executives being referred to as the Named executive officers). The Compensation Committee met three (3) times in fiscal year 2005.
      Executive Compensation Philosophy. The Board believes that compensation paid to executive officers should be aligned with the Company’s efforts to reach its short and long term goals and should assist the Company in attracting and retaining qualified and motivated executives. Based on this philosophy, it is the view of the Board that compensation for executive officers should consist of a combination of salary, cash bonuses, equity awards and other customary employment benefits. In addition, the Company has employment agreements with its President and Chief Executive Officer and its Chief Operating Officer, which are discussed below. The Compensation Committee has concluded that the Company’s performance and the competitive market warrant the compensation package approved for Mr. Grivner and the Company’s other executive officers.
      Salary and Cash Compensation. The Compensation Committee reviews base salaries for executive officers on an annual basis and increases are based upon comparison with Company peer group pay levels, individual performance and level of responsibility. The Compensation Committee set 2005 executive salaries at levels consistent with these criteria. Based on the Compensation Committee’s evaluation of the factors above, the Compensation Committee approved the annual base salary of $700,000 for Carl Grivner, the Company’s Chief Executive Officer, and a base salary of $390,000 for Wayne M. Rehberger, the Company’s Executive Vice President and Chief Operating Officer and former Chief Financial Officer.
      Change of Control Severance Plan. Following the Company’s disclosure in March 2005 that it had retained Jefferies & Company, Inc. to assist the Company in evaluating strategic alternatives, the Company experienced an increased rate of attrition among management. Due to this attrition and the belief of management that the Company would not meet its retention objectives for 2005 in the absence of additional retention incentives, in June 2005, the Compensation Committee adopted the Company’s Change of Control Severance Plan. The Change of Control Severance Plan provides each covered manager with additional severance benefits in the event that the employment of such individual is terminated following the consummation of a “Change of Control”, as defined in the Change of Control Severance Plan. The Committee believes that the adoption of the Change of Control Severance Plan promoted the Company’s 2005 retention objectives.
      Cash Bonus. In an effort to help the Company reach its short term goals, the Compensation Committee adopted a plan providing for cash bonuses during 2005. In order to link executive compensation to the Company’s operating and financial performance, the Company executives were entitled to cash awards if the Company met enumerated earnings, revenue and cash consumption targets. The Compensation Committee met on March 16, 2006 and determined that while the Company did not achieve certain designated 2005 financial performance goals, the Company did achieve financial metrics of the bonus plan sufficient to warrant payment of bonuses under the plan equal to approximately 99% of the aggregate available bonus amounts under the plan. Such bonus payments were made to the Company executives on March 24, 2006.
      Stock Options. The Board believes that equity-based compensation causes Company executives to have an ongoing stake in the long-term success of the Company. The 2002 Stock Incentive Plan was designed to optimize the Company’s profitability and growth over the longer term. In 2005, the Compensation Committee considered the Company’s overall financial performance and lack of growth in the Company’s share price and consequently determined that awards under the 2002 Stock Incentive Plan (except in the case of a limited number of newly-hired executives) were not necessary to provide management with incentive to improve the Company’s financial performance.
      Summary. Through the design and management of the Company’s executive compensation policies, as described above, the Compensation Committee believes total compensation of the Company’s executives is linked directly to Company financial performance and stockholder return. In the future, the Committee anticipates that it will continue to emphasize performance-based and stock-based compensation that is consistent with both individual executive performance and that links management and stockholder interests.

The Compensation Committee
Vincent J. Intrieri, Chairman
Keith Meister

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of Company common stock by the Board and management
      The table below sets forth the number of shares of Company common stock beneficially owned by (i) each member of our Board, (ii) each of our Named executive officers, and (iii) all of our Named executive officers and directors as a group.

	Shares Beneficially Owned

	Amount and Nature	Percent of Class
Name & Address(1)	of Ownership(2)	(%)

Carl C. Icahn(3)	126,936,253	58.5
Carl J. Grivner(4)	2,029,292	1.1
Jon C. Weber	0	0
Vincent J. Intrieri	0	0
Keith Meister	0	0
Adam Dell	0	0
Fredrik C. Gradin	0	0
Robert L. Knauss(5)	3,000	*
Wayne M. Rehberger(6)	569,605	*
Robert Geller(7)	251,120	*
William Garrahan(8)	235,154	*
Heather Gold(9)	37,500	*

All directors and executive officers as a group (12 persons)(10)	130,058,924	59.6

*	The Percentage of Class is less than one percent (1%).

(1)	The address of all persons listed is c/o XO Holdings, Inc., 11111 Sunset Hills Road, Reston, Virginia 20190.

(2)	Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after any given date, which, for the purposes of the foregoing table is May 1, 2006. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Company common stock beneficially owned.

(3)	As reported in the May 1, 2006 Amendment No. 8 to Schedule 13D filed by Cardiff and other parties to such joint filing, represents 126,936,253 shares of Company common stock beneficially held by Cardiff, comprised of (i) 91,945,386 outstanding shares of Company common stock, (ii) 10,202,455 shares of Company common stock issuable upon exercise of Series A warrants, Series B warrants, and Series C warrants, all held by Cardiff, and (iii) 24,788,412 shares of Company common stock issuable upon conversion of the 2,075,000 shares of the Company’s 6% Class A Convertible Preferred Stock held by Cardiff. The liquidation preference on the preferred stock accretes on the last day of each calendar quarter. Cardiff is approximately 98% owned by ACF Industries Holding Corp., a Delaware corporation, which is wholly-owned by Highcrest Investors Corp., a Delaware corporation, which is approximately 99% owned by Buffalo Investors Corp., a New York corporation, which is wholly-owned by Starfire Holding Corporation, a Delaware corporation, which is wholly-owned by Mr. Icahn. Mr. Icahn is the chairman, president and sole director of Starfire Holding Corporation, the chairman and a director of ACF Industries and the chairman, president and a director of Highcrest Investors.

(4)	Represents (i) 15,000 shares of Company common stock acquired by Mr. Grivner in May 2004, and (ii) shares of Company common stock issuable to Mr. Grivner upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Grivner pursuant to the 2002 Stock Incentive Plan.

(5)	Represents shares of Company common stock acquired by Mr. Knauss in August 2004.

(6)	Represents shares of Company common stock issuable to Mr. Rehberger upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Rehberger pursuant to the 2002 Stock Incentive Plan.

(7)	Represents shares of Company common stock issuable to Mr. Geller upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Geller pursuant to the 2002 Stock Incentive Plan.

(8)	Represents shares of Company common stock issuable to Mr. Garrahan upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Garrahan pursuant to the 2002 Stock Incentive Plan.

(9)	Represents shares of Company common stock issuable to Ms. Gold upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Ms. Gold pursuant to the 2002 Stock Incentive Plan.

(10)	Represents (i) 126,936,253 shares of Company common stock beneficially held by Cardiff, as described in note (3) above, (ii) 18,000 outstanding shares of Company common stock owned by directors and executive officers as of May 15, 2006 (other than shares held by Cardiff) (see notes (4) and (5)), and (iii) 3,104,671 shares of Company common stock issuable upon the exercise of stock options exercisable as of May 15, 2006 or 60 days thereafter. See notes (4), (6), (7), (8) and (9) above.
Beneficial Ownership of Company common stock by certain beneficial owners
      The table below sets forth beneficially owners of 5% or more of our outstanding common stock. None of such beneficial owners listed below nor any of their family members, entities in which they are executive officers, partners or 10% beneficial owners or trusts or estates in which they have beneficial interests were indebted to the Company during the past fiscal year.

		Shares Beneficially Owned

		Amount and Nature	Percent of Class
Name	Address	of Ownership(2)	(%)

Carl C. Icahn(1)	Icahn Associates Corp. 767 Fifth Avenue, 47th Floor, New York, New York 10153	126,936,253	58.5

Amalgamated Gadget, L.P. (R2 Investors)(3)	301 Commerce Street, Suite 2975, Fort Worth, Texas 76102	17,260,690	9.7

Allegiance Telecom Liquidating Trust(4)	c/o Shared Technologies 1405 S. Beltline Road Coppell, Texas 75019	23,020,000	12.7

Third Point LLC(5)	Third Point LLC 390 Park Avenue, 18th Floor New York, New York 10022	11,608,399	6.1

All listed 5% or greater beneficial owners		178,825,342	78.2

(1)	See Note (3) to Table under heading titled “Beneficial ownership of Company common stock by the Board and management.”

(2)	Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after any given date, which, for the purposes of the foregoing table is May 1, 2006. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.

(3)	As reported in the February 7, 2006 Amendment No. 3 to Schedule 13G filed by Amalgamated Gadget, represents (i) 14,265,081 shares of Common Stock directly held by Amalgamated Gadget on behalf of R2 Investments, LDC and 257,443 shares of Company common stock issuable upon exercise of Series A warrants, 193,083 shares of Common Stock issuable upon exercise of Series B warrants, and 193,083 shares of Common Stock issuable upon exercise of Series C warrants, all held by Amalgamated Gadget, and (ii) 2,352,000 shares of Common Stock issuable upon conversion of 200,000 shares of the Company’s 6% Class A Convertible Preferred Stock, convertible at a rate of 11.76 shares of Company common stock for each share of preferred stock. Amalgamated Gadget is a limited partnership of which Scepter Holdings, Inc., a Texas corporation, as its sole general partner. Scepter Holdings, Inc. is wholly owned by Mr. Geoffrey Raynor.

(4)	As reported in the May 5, 2006 Amendment No. 1 to Schedule 13D filed by the Allegiance Telecom Liquidating Trust (or the Allegiance Trust), represents 23,020,000 shares of Company common stock issued to the Allegiance Trust pursuant to the terms of the asset purchase agreement by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide and XO Inc. pursuant to which XO Inc. purchased substantially all of the assets of Allegiance Telecom, Inc.

(5)	As reported in the April 28, 2006 Schedule 13G filed jointly by Third Point LLC (“Third Point”) and Daniel S. Loeb, represents 11,608,399 shares of Company common stock beneficially owned by Third Point and Mr. Loeb, consisting of 2,950,000 shares of Company common stock owned by funds managed by Third Point and of 8,658,399 shares of Company common stock issuable upon conversion of shares of the Company’s 6% Class A Convertible Preferred Stock owned by funds managed by Third Point. Third Point is investment manager or adviser to a variety of hedge funds and managed accounts and, as a result, is beneficial owned of shares directly owned by such funds. Mr. Loeb is Chief Executive Officer of Third Point and controls its business activities, and, as a result, is an indirect beneficial owner of shares beneficially owned by Third Point.

EXECUTIVE COMPENSATION
Management
      Below is a table that sets forth the names, ages, and position of the executive officers of XO Holdings. In addition, below the table is additional biographical information with respect to each of the officers or former officers. There are no family relationships among any of the directors or executive officers of the Company.

Name	Age	Position

Carl J. Grivner	52	Chief Executive Officer, President and Director
Wayne M. Rehberger	50	Executive Vice President and Chief Operating Officer
Gregory W. Freiberg	39	Chief Financial Officer and Senior Vice President
William Garrahan	48	Senior Vice President of Corporate Development and Strategy
Heather Burnett Gold	52	Senior Vice President of Government Relations
Robert Geller	53	Senior Vice President and Chief Information Officer
Ronald E. Scott	56	Senior Vice President
Simone Wu	41	Vice President, Acting General Counsel and Secretary
Matthew Harty	36	President of Commercial Sales
Ernest Ortega	41	President of Carrier Sales
James Delis	41	President of Indirect Sales
Terri L. Burke	45	Vice President of Human Resources
      Carl J. Grivner. Mr. Grivner is XO Holdings’ and XO LLC’s President and Chief Executive Officer and is a member of our Board. Mr. Grivner’s biographical information can be reviewed above under “Election of Directors.”
      Wayne M. Rehberger. Mr. Rehberger has served as the Executive Vice President and Chief Operating Officer of XO Holdings and XO LLC since October 25, 2005 and, previously, of XO Inc. from April 2004 until the consummation of the Restructuring Merger in February 2006. Mr. Rehberger has also served as a member of the Managing Board of XO LLC since the consummation of the Restructuring Merger. From April 2003 to April 2004, Mr. Rehberger served as XO Inc.’s Executive Vice President and Chief Financial Officer. From December 2000 to April 2003, he was XO Inc.’s Senior Vice President and Chief Financial Officer. XO filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in June 17, 2002. From August 2000 to October 2000, Mr. Rehberger was XO Inc.’s Senior Vice President of Finance. From April 2000 to August 2000, he was Chief Financial Officer of Nettel Communications (“Nettel”). On September 28, 2000, Nettel filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Rehberger was employed by MCI Communications from 1986 to 2000. From April 1999 to March 2000, Mr. Rehberger was Senior Vice President of Finance at MCI WorldCom.
      Gregory W. Freiberg. Mr. Freiberg has served as the Senior Vice President and Chief Financial Officer of XO Holdings and XO LLC since April 24, 2006. Prior to this he served as Vice President of Finance and Controller of XO Holdings and XO LLC since October 2005, and prior to that served in the same capacity for XO Inc. since June, 2005. Before joining XO Inc., Mr. Freiberg was Senior Vice President of Finance at Asia Netcom from March 2003 to March 2005, and also held the same title at Asia Global Crossing from February 2002 to March 2003, prior to its acquisition by China Netcom. From June 2001 to February 2002, Mr. Freiberg was Senior Vice President and Chief Financial Officer for all lines of business at Level 3 Communications. Prior to his employment with Level 3, Mr. Freiberg was Chief Financial Officer for MCI-WorldCom in the Asia Pacific region.

      William Garrahan. Mr. Garrahan has served as the Senior Vice President, Corporate Development and Strategy of XO Holdings and XO LLC since April 24, 2006. Prior to that he served as Acting Chief Financial Officer and Senior Vice President, Corporate Development and Strategic Planning of XO Holdings and XO LLC since October 25, 2005 and served in the same capacities for XO Inc. from April 2004 until the consummation of the Restructuring Merger in February 2006. Mr. Garrahan has also served as a member of the Managing Board of XO LLC since the consummation of the Restructuring Merger. From July 2001 to March 2004, Mr. Garrahan served as our Vice President, Corporate Development and Strategic Planning. From September 1996 to February 2001, he was a Senior Vice President with Lehman Brothers, in its equity research department.
      Heather Burnett Gold. Ms. Gold has served as the Senior Vice President of Government Relations of XO Holdings and XO LLC since October 25, 2005 and, previously, of XO Inc. from August 2004 until the consummation of the Restructuring Merger in February 2006. Prior to joining XO Inc., Ms. Gold co-founded the KDW Group in July, 2001 and worked there until August 2004. Prior to The KDW Group, Ms. Gold was vice president of industry affairs at Intermedia Communications, Inc. from August 1998 until June 2001.
      Robert Geller. Mr. Geller has served as Senior Vice President and Chief Information Officer of XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from August 2002 until the consummation of the Restructuring Merger in February 2006. From January 2002 to August 2002, Mr. Geller served XO Inc. in the same capacity as a consultant. From September 1999 to September 2001 he served as Senior Vice President of Information Technology at U.S. West/Qwest.
      Ronald E. Scott. Mr. Scott has served as a Senior Vice President of XO Holdings and XO LLC and President of XO One, a wholly-owned subsidiary of XO Holdings, since October 25, 2005 and as a Senior Vice President of XO Inc. from September 1997 until the consummation of the Restructuring Merger in February 2006. Mr. Scott has also served as Group President of XO One, XO Interactive, and XO Hosting since June 2004.
      Simone Wu. Ms. Wu has served as a Vice President, the acting General Counsel and Secretary of XO Holdings and XO LLC since October 25, 2005 and served in the same capacities of XO Inc. from June 2005 until the consummation of the Restructuring Merger in February 2006. Prior to that Ms. Wu, who joined XO Inc. in October 2001 as Senior Corporate Counsel, was Vice President and Assistant General Counsel of XO Inc. from March 2004 until June 2005. Before that she was Vice President of Legal and Business Affairs at LightSource Telecom from January 2001 until October 2001.
      Matthew Harty. Mr. Harty has served as the President of Commercial Sales at XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from April 2004 until the consummation of the Restructuring Merger in February 2006. Prior to joining XO Inc., Mr. Harty was regional vice president for Allegiance Telecom, Inc. from November 2003 until March 2004. Allegiance Telecom, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in May 2003. Prior to this role, he was regional vice president for national accounts in the south and west regions at Allegiance from January 2003 until October 2003. Before Allegiance, he was vice president for sales and service at MCI WorldCom’s mid-Atlantic and southeast region, from November 1999 until October 2002.
      Ernest Ortega. Mr. Ortega has served as President of Carrier Sales of XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from January 2004 until the consummation of the Restructuring Merger in February 2006. Mr. Ortega started with XO Inc. in June 1999 and served as vice president of national accounts at XO Inc., from June 2000 until January 2004.
      James Delis. Mr. Delis has served as President of Indirect Sales of XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from June 2005 until the consummation of the Restructuring Merger in February 2006. Before that he was XO Inc.’s Vice President of Business Office from November 2002 to May 2003. Prior to that Mr. Delis was Vice President of Commercial and Indirect Sales (formerly referred to as the Market Sales Organization) of XO Inc. from January 2000 until November 2002.
      Terri L. Burke. Ms. Burke has served as Vice President of Human Resources of XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from April 2001 until the consummation of the

Restructuring Merger in February 2006. Prior to that she was Executive Director of Human Resources of XO Inc. from April 2000 until April 2001.
Summary Compensation Table
      The following table sets forth the compensation paid to or earned by (i) the Company’s chief executive officer during fiscal 2005, and (ii) the Company’s four most highly compensated executive officers in fiscal 2005 other than our Chief Executive Officer. None of the directors, executive officers, director nominees, any of their family members, entities in which they are executive officers, partners or ten percent (10%) beneficial owners, or trusts or estates in which they have beneficial interests, were indebted to the Company this past fiscal year.

					Long Term
		Annual Compensation			Compensation

					Restricted	Securities
	Fiscal		Bonus	Other Annual	Stock	Underlying	All Other
Name & Principal Position	Year	Salary($)	($)(1)	Compensation($)	Awards($)	Options(2)	Compensation(3)

Carl J. Grivner	2005	700,000	698,800	—	—	—	74,478
Chief Executive Officer	2004	700,000	700,000	3,887	—	19,057	93,777
	2003	449,615	93,333	—	—	2,000,000	71,779
Wayne M. Rehberger	2005	390,000	245,600				5,430
Executive Vice President	2004	345,914	225,000	—	—	209,543	4,280
and Chief Operating	2003	278,125	148,438	—	—	461,452	3,008
Officer
William Garrahan	2005	255,000	146,225			—	5,430
Senior Vice President	2004	249,531	135,134			106,413	5,094
and Acting Chief	2003	216,906	—	—	—	179,810	180
Financial Officer
Heather Burnett Gold	2005	240,000	138,800			—	5,318
Senior Vice President,	2004	—	—	—	—	150,000	96
Regulatory Affairs	2003	—	—	—	—	—	—
Robert Geller	2005	275,000	245,600			—	5,526
Senior Vice President,	2004	253,729	135,066	—	—	107,023	5,276
Chief Information Officer	2003	234,902	107,812	—	—	195,268	37,922

(1)	Includes bonuses earned for the corresponding fiscal years that were paid subsequent to the stated calendar year end. In connection with XO Communication’s Chapter 11 Reorganization, XO Inc. adopted the 2003 Employee Retention and Incentive Plan. For a summary of the terms of the 2003 Employee Retention and Incentive Plan, please see the discussion under “2002 Stock Incentive Plan” below.

(2)	Unless otherwise indicated, shares reflected for the 2003 fiscal year represent options to acquire shares of Common Stock granted pursuant to the Company’s 2002 Stock Incentive Plan. For a summary of the terms of the 2002 Stock Incentive Plan, please see the discussion under “2002 Stock Incentive Plan” below.

(3)	Includes premiums paid by the Company for group term life insurance, in accordance with the table below (in dollars):

	2005	2004	2003

Carl J. Grivner	276	266	181
Wayne M. Rehberger	180	180	180
William Garrahan	180	180	180
Robert Geller	276	276	76
Heather Burnett Gold	276	96	—

      Also, includes the following contributions made by the Company on behalf of the Named executive officers to the Company’s 401(k) plan (in dollars):

	2005	2004	2003

Carl J. Grivner	2,100	2,050	1,004
Wayne M. Rehberger	5,250	4,100	2,828
William Garrahan	5,250	4,914	—
Robert Geller	5,250	5,000	5,000
Heather Burnett Gold	5,042	1,846	—
Option Grants in Last Fiscal Year
      None of the Named executive officers were granted stock options in 2005.
Fiscal Year End Option Values
      None of the Named executive officers exercised any of the stock options they held during 2005.

	Number of Securities		Value of Unexercised,
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year-End		at Fiscal Year-End(1)

Name	Exercisable#	Unexercisable#	Exercisable($)	Unexercisable($)

Carl J. Grivner	1,509,528	509,529	0	0
Wayne M. Rehberger	405,514	265,481	0	0
William Garrahan	165,470	120,753	0	0
Heather Gold	37,500	112,500	0	0
Robert Geller	177,597	124,694	0	0

(1)	The value of unexercised options is based upon the difference between the exercise price and the closing market price on December 30, 2005 (the last trading day of 2005), which was $1.82.
2002 Stock Incentive Plan
      The 2002 Stock Incentive Plan is the only equity compensation arrangement currently maintained by XO Holdings and is designed to optimize our profitability and growth through providing equity incentives to our officers, directors, and employees and to align the personal interests of officers, directors and employees with those of our stockholders. The purpose of the 2002 Stock Incentive Plan is to provide flexibility to XO Holdings to provide equity incentives to current and prospective officers, directors, and employees, particularly in connection with new employees that XO Inc. hired in connection with XO Inc.’s acquisition of the Allegiance assets and other companies that XO Holdings might acquire in the future. The capability of XO Holdings to issue equity incentives will enhance our ability to motivate, attract and retain the services of highly qualified individuals as our officers, directors, and employees.
      The following table summarizes the Company’s equity compensation plan information as of December 31, 2005. The information below includes all equity compensation awards issued by the Company.

	Number of securities		Remaining for future
	to be issued upon		issuance under equity
	exercise of	Weighted average	compensation plans
	outstanding options,	exercise price of	(excluding securities
Plan Category	warrants and rights(1)	outstanding options	reflected in column(a))

Equity compensation plans approved by XO stockholders	9,296,457	$5.06	8,303,543
Equity compensation plans not approved by XO stockholders	—	—	—

TOTAL	9,296,457	$5.06	8,303,543

(1)	Includes options issued pursuant to two separate programs that the Company had adopted under the 2002 Stock Incentive Plan: the 2003 Employee Retention and Incentive Plan and the 2003 Annual Bonus Plan.
      As of March 31, 2006, a total of 8,580,022 shares of Company common stock remained available for new awards under the 2002 Stock Incentive Plan (not including shares subject to outstanding awards), and a total of 9,019,978 shares were subject to outstanding options (of which approximately 6,221,963 shares were fully vested and available for exercise as of such date).
      2002 Stock Incentive Plan Programs. In addition to grants of options approved by the Compensation Committee in accordance with customary hiring practices, the Compensation Committee and the Board have approved and adopted two programs pursuant to which options have been granted under the 2002 Stock Incentive Plan.
      2003 Employee Retention and Incentive Plan. In June 2003, the Compensation Committee approved the adoption of the 2003 Employee Retention and Incentive Plan, which we refer to as the Employee Retention and Incentive Plan. This plan replaced an existing retention plan, which we refer to as the Restructuring Retention Plan, and nearly all of the participants thereunder exchanged their rights to participate in the Restructuring Retention Plan for the right to participate in the Employee Retention and Incentive Plan. The Employee Retention and Incentive Plan provided for the payment of cash bonuses and the issuance of options to the Company’s employees based upon the attainment of certain performance goals. A registration statement covering the offer and sale of stock options and stock appreciation rights, or SARs, to be granted in conjunction with the Employee Retention and Incentive Plan for an aggregate award of 1,900,000 million shares of Company common stock has been filed with the Commission. Pursuant to the Employee Retention and Incentive Plan, as of December 31, 2005, the Company had outstanding options to purchase an aggregate of 208,375 shares of Company common stock and 6,636 SARs, 50% of which were vested and exercisable on the date of grant, with the remaining 50% vesting ratably every month for twenty-four months following the month of grant. No further grants under the Employee Retention and Incentive Plan are permitted.
      2003 Annual Bonus Plan. In June 2003, XO Inc. adopted the 2003 Annual Bonus Plan, which we refer to as the Bonus Plan. The Bonus Plan provides for the payment of cash bonuses and the issuance of options to the Company’s employees who were ineligible to participate in the Employee Retention and Incentive Plan. The payment of bonuses and the issuance of options under the Bonus Plan was contingent upon the same performance targets as contained in the Employee Retention and Incentive Plan. As of December 31, 2005, the Company had outstanding options to purchase 19,057 shares of Company common stock under the Bonus Plan. The financial goals and the terms of the Bonus Plan were established by the Board. None of our officers or employees were eligible to participate in both the Employee Retention and Incentive Plan and the Bonus Plan. No further grants under the Bonus Plan are permitted.
Long-Term Incentive Plans and Pension Plans
      XO Holdings does not maintain any plan pursuant to which long term incentive awards are made. XO Holdings also does not maintain a pension plan.
Employment Agreements and Other Arrangements
      Carl J. Grivner. XO Inc. entered into an Employment Term Sheet and a Change of Control Agreement with Mr. Grivner, which was assumed by XO LLC pursuant to the Restructuring Merger. The Employment Term Sheet provides for his employment as President and Chief Executive Officer of XO LLC through April 30, 2004, but by its terms has renewed for additional one-year terms, the most recent of which runs through April 30, 2006. Mr. Grivner’s employment will continue to renew for one-year periods unless, prior to February 1 of the year in which the term sheet or extension thereof expires, Mr. Grivner were to notify XO LLC, or XO LLC were to notify Mr. Grivner, that the Employment Term Sheet will not be renewed. It provides for an annual base salary of $700,000, which XO LLC may increase annually, and for an annual bonus of up to 100% of base salary, based on certain revenue, EBITDA and cash targets to be mutually agreed upon between us and Mr. Grivner. Pursuant to the term sheet, in connection with Mr. Grivner’s acceptance of employment with us, the Company granted him options to purchase 2,000,000 shares of Company common stock, with an exercise price of $4.80 per share, all of which options vested on March 1, 2006. The term sheet also provides that the Company will reimburse Mr. Grivner for certain relocation and related costs and expenses.
      The Change of Control Agreement generally provides that if both (i) a Change in Control occurs and (ii) at any time on or after such Change in Control, but before the end of the 24-month period immediately thereafter, Mr. Grivner’s employment with us terminates for any reason other than (A) by Mr. Grivner without Good Reason, (B) by us as a result of Mr. Grivner’s disability or with Cause or (C) as a result of the death of Mr. Grivner, XO LLC must pay him an amount equal to Mr. Grivner’s annual base salary, plus his targeted annual bonus, reduced by any cash severance benefits paid to Mr. Grivner.
      Under such circumstances, XO LLC also will provide Mr. Grivner with certain health and life insurance benefits for a period of 12 months. In addition, under certain circumstances, XO LLC will make additional payments to Mr. Grivner for taxes due with respect to any payments or benefits under this agreement treated as excise taxes under specified provisions of the Internal Revenue Code.
      Under the Change of Control Agreement, Mr. Grivner will have been deemed to have terminated his employment for Good Reason if there is:

•	a material change in his duties that is inconsistent with his status as one of our key management employees or a substantial adverse alteration in the nature or status of his responsibilities;

•	a reduction in his annual base salary or target annual bonus;

•	a relocation of his principal place of business of more than 35 miles; or

•	a failure by us to provide him with benefits as favorable in the aggregate in all material respects as those enjoyed by him under applicable plans immediately prior to the Change of Control.
      Under the Change of Control Agreement, a Change of Control means the occurrence of any of the following events:

•	Any person or entity becomes the owner of 50% or more of the voting power of XO LLC then outstanding securities, other than certain persons or entities, including those that own securities that represent more than 10% of the Company’s voting power as of April 1, 2003. For purpose of this calculation, securities acquired from us are excluded from the determination of the percentage ownership of a person or entity, but any such securities shall be included in the then total number of securities outstanding.

•	XO LLC merges or consolidates with another company, other than a merger or consolidation that would result in our stockholders holding more than 65% of the combined voting power of XO LLC surviving the merger or consolidation; or

•	XO LLC is liquidated or sells all or substantially all of its assets to any other company.
      Despite the occurrence of one of the forgoing events, no Change of Control will be deemed to have occurred for purposes of the Change of Control Agreement if Mr. Icahn and/or his affiliates is XO LLC’s largest stockholder and owns in excess of 15% of our outstanding equity interests of XO LLC.
      Under the Change of Control Agreement, Cause means the occurrence of any of the following events:

•	the failure by Mr. Grivner to substantially perform his duties, other than a failure resulting from his incapacity due to physical or mental illness that continues for a period of 30 days;

•	Mr. Grivner’s engagement in misconduct that is demonstrably and materially injurious to XO LLC, monetarily or otherwise; or

•	an act or acts by Mr. Grivner constituting any felony or a misdemeanor involving moral turpitude.

      Mr. Rehberger. XO Inc. entered into an Employment Agreement with Mr. Rehberger, which was assumed by XO LLC pursuant to the Restructuring Merger, that provides for his employment as Senior Vice President, Finance, effective as of September 25, 2000, and his promotion to Senior Vice President and Chief Financial Officer, effective as of November 11, 2000. Mr. Rehberger’s employment will continue unless either Mr. Rehberger or XO LLC provides 60 days prior written notice of his or its intention to terminate Mr. Rehberger’s employment with XO LLC. The agreement provides for an annual base salary of $250,000, which XO LLC may increase annually, and for an annual bonus target of 50% of Mr. Rehberger’s base salary, based on Mr. Rehberger’s performance compared to performance targets determined in the preceding year. Pursuant to the agreement, in connection with Mr. Rehberger’s acceptance of employment with us, the Company granted him options to purchase 275,000 shares of former outstanding Class A Common Stock, all of which were canceled in connection with the Company’s Chapter 11 Reorganization. As of April 14, 2004, Mr. Rehberger was named Chief Operating Officer.
      Any options subsequently granted to Mr. Rehberger may be made subject to the terms of his employment agreement upon grant. The agreement provides that all of the options granted to Mr. Rehberger shall vest and become immediately exercisable if Mr. Rehberger’s employment by us is terminated following a Change of Control or if Mr. Rehberger establishes that a Constructive Termination has occurred.
      Under this employment agreement, a Change of Control means the occurrence of any of the following events:

•	XO LLC is merged, consolidated or reorganized into or with another company (other than a company that is an affiliate of Craig O. McCaw) resulting in the holders of XO LLC’s voting securities immediately prior to such transaction holding less than 50% of the voting power of the post-transaction entity;

•	XO LLC sells all or substantially all of its assets to any other company (other than a company that is an affiliate of Craig O. McCaw) resulting in the holders of XO LLC’s voting securities immediately prior to such transaction holding less than 50% of the voting power of the post-transaction entity; or

•	the acquisition by any person (other than Craig O. McCaw and his affiliates) of more than 50% of XO LLC’s voting securities.
      Any options issued to Mr. Rehberger prior to the Company’s emergence from Chapter 11 bankruptcy in January 2003 were canceled. The change of control provisions described above, however, remain in effect with respect to Mr. Rehberger’s existing option grants.
      Under Mr. Rehberger’s employment agreement, a Constructive Termination shall be deemed to occur if:

•	Mr. Rehberger’s initial base salary or bonus target is reduced;

•	Mr. Rehberger’s title or responsibilities are materially changed in a manner that is inconsistent with Mr. Rehberger’s intended position and status under the employment agreement;

•	Mr. Rehberger’s place of employment is relocated more than 50 miles away from Reston, Virginia; or

•	XO LLC materially breaches the employment agreement and does not cure such breach within 30 days.
      Mr. Rehberger is also subject to certain non-competition and non-solicitation provisions under the terms of this employment agreement. Mr. Rehberger is also entitled to severance benefits equal to 6 months salary, annual bonus and benefits in the event that Mr. Rehberger is terminated after a Change of Control (other than for Cause), or upon the occurrence of a Constructive Termination.

STOCK PERFORMANCE GRAPH
PRE-BANKRUPTCY REORGANIZATION XO COMMUNICATIONS, INC.
(December 31, 2000 – November 30, 2001)
POST-BANKRUPTCY REORGANIZATION XO COMMUNICATIONS, INC.
(January 31, 2003 – December 31, 2005)
      Beginning on January 15, 2003 and until the consummation of the Restructuring Merger, XO Inc.’s common stock traded on the NASDAQ Over the Counter Bulletin Board. As of March 2, 2006, XO Holdings common stock began trading on the NASDAQ Over the Counter Bulletin Board under the symbol “XOHO.OB”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors and any holder of 10% or more of the outstanding shares of Company common stock file reports of beneficial ownership and changes in beneficial ownership of such stock with the Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors and the holders of 10% or more of the outstanding Company common stock were complied with during the fiscal year ended December 31, 2005.
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
      Stockholder proposals for the 2007 annual meeting of stockholders of the Company must be received by the Company no later than February 2, 2007 for inclusion in the Company’s proxy statement and proxy for that meeting. Stockholder proposals that are not included in the proxy statement may be considered at the 2007 annual meeting of stockholders of the Company if such proposals are received by the Company between February 21, 2007 and March 23, 2007. All proposals should be submitted to the Company at 11111 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary.
OTHER MATTERS
      The management of the Company knows of no other business to be presented at the annual meeting. If other matters do properly come before the annual meeting, or any adjournment or postponement of that meeting, it is the intention of the persons named in the proxy to vote on these matters according to their best judgment unless the authority to do so is withheld in such proxy.
WHERE YOU CAN FIND MORE INFORMATION
      The Company, as the successor issuer to XO Inc., files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by the Company (or its predecessor, XO Inc.) at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
      You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.
      The Commission maintains a website that contains reports, proxy statements and other information, including those filed by the Company (or its predecessor, XO Inc.), at http://www.sec.gov. You may also obtain other information about the Company and get access to the Company’s filings with the Commission through the websites maintained by the Company, which is www.xo.com. The information contained in that website is not incorporated by reference into this proxy statement.
      The Company has not authorized anyone to give any information or make any representation about any matter or proposal described in this proxy statement that is different from, or in addition to, those contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Annex A
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
I. Purpose
      The primary function of the Audit Committee is to assist the Board of Directors of XO Holdings, Inc. (the “Company”) in fulfilling its oversight responsibilities by overseeing the processes involved in the preparation and review of the financial reports and other information provided to the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; and the audit process. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Oversee and appraise the audit efforts of the Company’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.
      The independent accounts shall be accountable to the Board of Directors of the Company and the Audit Committee.
      In addition, the Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.
II. Organization
      The Audit Committee shall be composed of three or more directors, all of whom are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member; provided, however, that one director who is not independent and who is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the Company and its stockholders. The Audit Committee shall be appointed annually by the Board of Directors. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. The Board shall appoint one of the members of the Audit Committee as the Chairperson.
III. Meetings
      The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, internal audit, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.
IV. Responsibilities and Duties
      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders

A-1

that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.
      In carrying out these responsibilities, the Audit Committee will:
      1. Review and update the Committee’s charter annually.
      2. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.
      3. Confirm and assure the independence of the internal auditors and independent accountant, including the receipt and consideration of a formal written statement from the independent accountants regarding relationships and services they have performed which may potentially affect their objectivity and independence.
      4. Consider, in consultation with the independent accountant and internal audit, the audit scope and plan of the internal auditors and the independent accountant.
      5. Consider and review with the independent accountant and internal audit:

(a) The adequacy of the Company’s internal controls including computerized information system controls and security.

(b) Any related significant findings and recommendations of the independent accountant and internal audit together with management’s responses thereto.
      6. Review with management and the independent accountant at the completion of the annual examination:

(a) The Company’s annual financial statements and related footnotes.

(b) The independent accountant’s audit of the financial statements and its report thereon.

(c) Any significant changes required in the independent accountant’s audit plan.

(d) Any serious difficulties or disputes with management encountered during the course of the audit.

(e) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.
      7. Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.
      8. Consider and review with management and internal audit:

(a) Significant findings during the year and management’s responses thereto.

(b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

(c) Any changes required in the planned scope of their audit plan.

(d) The internal auditing department budget and staffing.

(e) The internal auditing department charter.
      9. Review with management and the independent accountant any material issues brought to the attention of the Committee by the independent accountant or internal audit regarding the interim financial reports before each is filed with the SEC.

A-2

ANNUAL MEETING OF STOCKHOLDERS OF
XO HOLDINGS, INC.
June 21, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Carl C. Icahn
		¡	Carl J. Grivner
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Jon F. Weber Adam Dell
		¡	Fredrik C. Gradin
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Vincent J. Intrieri Robert L. Knauss
		¡	Keith Meister

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
2.	Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

XO HOLDINGS, INC.
11111 Sunset Hills Road
Reston, Virginia 20190
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Wayne M. Rehberger and Gregory W. Freiberg as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock and Preferred Stock of XO Holdings, Inc., held of record by the undersigned on May 22, 2006, at the Annual Meeting of Stockholders to be held at the Park Central New York Hotel located at 870 Seventh Avenue, New York, New York 10019, on June 21, 2006, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)